Exhibit 99.1

Crexendo Reports First Quarter 2016 Financial Results

PHOENIX, AZ—(Marketwired – May 3, 2016)

Crexendo, Inc. (OTCQX: CXDO), a hosted services company that provides hosted telecommunications services, broadband internet services, website hosting, and e-commerce website development software for businesses, today reported financial results for its first quarter ended March 31, 2016.

Financial highlights for the 2016 first quarter

Consolidated revenue for the first quarter of 2016 increased 17% to $2.2 million compared to $1.9 million for the first quarter of 2015.

Hosted Telecommunications Services Segment revenue for the first quarter of 2016 increased 34% to $1.8 million compared to $1.3 million for the first quarter of 2015.

Web Services Segment revenue for the first quarter of 2016 decreased 25% to $396,000, compared to $528,000 for the first quarter of 2015.

Consolidated operating expenses for the first quarter of 2016 decreased 6% to $3.0 million compared to $3.2 million for the first quarter of 2015.

On a GAAP basis, the Company reported an $(868,000) net loss for the first quarter of 2016, or $(0.07) loss per diluted common share, compared to net loss of $(1.2) million or $(0.09) loss per diluted common share for the first quarter of 2015.

Non-GAAP net loss was $(562,000) for the first quarter of 2016, or $(0.04) loss per diluted common share, compared to a non-GAAP net loss of $(676,000) or $(0.05) loss per diluted common share for the first quarter of 2015.

EBITDA for the first quarter of 2016 was $(830,000) compared to $(1.3) million for the first quarter of 2015.  Adjusted EBITDA for the first quarter of 2016 was $(580,000) compared to $(860,000) for the first quarter of 2015.

Steven G. Mihaylo, Chief Executive Officer commented, “We continue to make steady progress. During Q1 2016 we continued to increase revenue, increase backlog and lower expenses as compared to Q1 2015. We are planning to automate more processes, which we expect will further reduce expenses going forward. We are fully committed to increasing sales and continuing to grow our Direct Sales Channel and Dealer Partner Sales Channel. We are tracking to reach cash flow breakeven late this year and GAAP profitability in the first half of next year. We are diligently working to meet these goals.”

Mihaylo added, “We continue to do an excellent job with enterprise customers. As I have discussed, our integrated processes are particularly attuned to working with enterprise customers and finding solutions for their specific needs. Our solutions are very effective for small, medium and enterprise customers. Our business continues to mature and a step in that maturation process is our announcement that we have opened up our platform to allow customers to migrate their Polycom telephones to our system.  Opening up our system to the largest provider of cloud phones allows us to expand the reach of our award winning solutions to businesses that currently have an investment in Polycom phones. We now support Crexendo, Polycom, and Yealink telephones.

We have also added two new Crexendo branded phones which are feature rich and competitively priced.  We continue to expand our reach to more potential customers, which should result in additional sales.  I know our solutions should allow these business customers to save substantial amounts of money and increase their productivity. Our management team is now fully prepared to embrace the tremendous market opportunity we see ahead for the company. I am convinced we will continue to grow revenue organically, and we are continuing to review strategic accretive partnerships and acquisitions. I believe the future for Crexendo is very good.”

Conference Call

The Company is hosting a conference call today, May 3, 2016 at 5:30 PM EST. The telephone dial-in number is 888-312-3048 for domestic participants and 719-325-2494 for international participants. The conference ID to join the call is 7606456.  Please dial in five to ten minutes prior to the beginning of the call at 5:30 PM EST.

About Crexendo

Crexendo, Inc. (CXDO) is a hosted services company that provides hosted telecommunications services, broadband internet services, website hosting, and e-commerce website development software for businesses.  Our services are designed to make enterprise-class hosting services available to any size businesses at affordable monthly rates.

Safe Harbor Statement

This press release contains forward-looking statements. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for such forward-looking statements. The words "believe," "expect," "anticipate," "estimate," "will" and other similar statements of expectation identify forward-looking statements. Specific forward-looking statements in this press release include information about Crexendo (i) continuing to make steady progress; (ii) planning to automate more processes, which will further reduce expenses going forward; (iii) being committed to increasing sales and continuing to grow Direct Sales Channel and Dealer Partner Sales Channel; (iv) tracking to reach cash flow breakeven late this year and GAAP profitability in the first half of next year; (v) diligently working to meet cash flow and profitability goals; (vi) doing  an excellent job with enterprise customers; (vii) solutions being very effective for small, medium and enterprise customers; (viii) business continuing to mature; (ix) successfully opening its platform to allow customers to migrate their Polycom telephones to its system; (x) opening of the platform allowing the expanded reach; (xi) successfully adding two new Crexendo branded phones which are feature rich and competitively priced: (xii) continuing to expand its reach to more potential customers resulting  in additional sales; (xiii) solutions should allowing business customers to save substantial amounts of money and increase their productivity; (xiv) management team embracing the tremendous market opportunity; (xv) growing  revenue organically; (xvi) continuing to review strategic accretive partnerships and acquisitions and (xvii) future being very good.”

For a more detailed discussion of risk factors that may affect Crexendo’s operations and results, please refer to the company's Form 10-K for the year ended December 31, 2015 as well as Forms 10Q for 2016. These forward-looking statements speak only as of the date on which such statements are made and the company undertakes no obligation to update such forward-looking statements, except as required by law.

CREXENDO, INC. AND SUBSIDIARIES Consolidated Balance Sheets (In thousands, except par value and share data)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$1,151	$1,497
Restricted cash	100	112
Trade receivables, net of allowance for doubtful accounts of $10
as of March 31, 2016 and $35 as of December 31, 2015	499	364
Inventories	129	134
Equipment financing receivables	130	131
Prepaid expenses	997	1,046
Other current assets	14	15
Total current assets	3,020	3,299

Certificate of deposit	251	251
Long-term trade receivables, net of allowance for doubtful accounts
of $23 as of March 31, 2016 and $24 as of December 31, 2015	58	81
Long-term equipment financing receivables	283	319
Property and equipment, net	27	33
Deferred income tax assets, net	482	482
Intangible assets, net	433	466
Goodwill	272	272
Long-term prepaids	238	288
Other long-term assets	148	169
Total Assets	$5,212	$5,660

Liabilities and Stockholders' Equity

Current liabilities:
Accounts payable	$172	$76
Accrued expenses	1,069	812
Notes payable, current portion	52	57
Contingent consideration	-	99
Deferred income tax liability	482	482
Deferred revenue, current portion	763	775
Total current liabilities	2,538	2,301

Deferred revenue, net of current portion	58	81
Notes payable, net of current portion	961	965
Other long-term liabilities	86	109
Total liabilities	3,643	3,456

Stockholders' equity:
Preferred stock, par value $0.001 per share - authorized 5,000,000 shares; none issued	—	—
Common stock, par value $0.001 per share - authorized 25,000,000 shares, 13,245,246 shares issued and outstanding as of March 31, 2016 and 13,227,489 shares issued and
outstanding as of December 31, 2015	13	13
Additional paid-in capital	57,847	57,614
Accumulated deficit	(56,291)	(55,423)
Total stockholders' equity	1,569	2,204

Total Liabilities and Stockholders' Equity	$5,212	$5,660

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Operations
(In thousands, except per share and share data)

	Three Months Ended March 31,
	2016	2015
Revenue	$2,174	$1,852
Operating expenses:
Cost of revenue	913	861
Selling and marketing	610	603
General and administrative	1,291	1,560
Research and development	229	203
Total operating expenses	3,043	3,227

Loss from operations	(869)	(1,375)

Other income (expense):
Interest income	4	6
Interest expense	(35)	(10)
Other income, net	35	219
Total other income, net	4	215

Loss before income tax	(865)	(1,160)

Income tax provision	(3)	(10)

Net loss	$(868)	$(1,170)

Net loss per common share:
Basic	$(0.07)	$(0.09)
Diluted	$(0.07)	$(0.09)

Weighted-average common shares outstanding:
Basic	13,243,880	12,698,934
Diluted	13,243,880	12,698,934

CREXENDO, INC. AND SUBSIDIARIES
Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(868)	$(1,170)
Adjustments to reconcile net loss to net
cash used for operating activities:
Amortization of prepaid rent	81	81
Depreciation and amortization	39	87
Amortization of debt discount	6	-
Expense for stock options issued to employees	193	371
Amortization of deferred gain	(23)	(24)
Changes in assets and liabilities, net of effects of acquisitions:
Trade receivables	(112)	88
Equipment financing receivables	37	39
Inventories	5	23
Prepaid expenses	41	(30)
Other current assets	1	-
Other long-term assets	21	(65)
Accounts payable and accrued expenses	353	(134)
Income tax payable	-	5
Deferred revenue	(35)	(27)
Net cash used for operating activities	(261)	(756)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of property and equipment	-	(6)
Release of Restricted Cash	12	2
Net cash provided by/(used for) investing activities	12	(4)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of notes payable	(38)	-
Payments of contingent consideration	(59)	(61)
Net cash used for financing activities	(97)	(61)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(346)	(821)

CASH AND CASH EQUIVALENTS AT THE BEGINNING OF THE PERIOD	1,497	2,906

CASH AND CASH EQUIVALENTS AT THE END OF THE PERIOD	$1,151	$2,085

Supplemental disclosure of cash flow information:
Cash used during the period for:
Income taxes, net	$(2)	$(6)
Supplemental disclosure of non-cash investing and financing information:
Prepaid assets financed through notes payable	$23	$-
Issuance of common stock from contingent consideration related to business acquisition	$40	$40

CREXENDO, INC. AND SUBSIDIARIES
Supplemental Segment Financial Data
(In thousands)

	Three Months Ended March 31,
	2016	2015
Revenue:
Hosted telecommunications services	$1,778	$1,324
Web services	396	528
Consolidated revenue	2,174	1,852

Income/(loss) from operations:
Hosted telecommunications services	(963)	(1,350)
Web services	94	(25)
Total operating loss	(869)	(1,375)
Other income/(loss), net:
Hosted telecommunications services	(7)	21
Web services	11	194
Total other income, net	4	215
Income/(loss) before income tax provision
Hosted telecommunications services	(970)	(1,329)
Web services	105	169
Loss before income tax provision	$(865)	$(1,160)

Use of Non-GAAP Financial Measures

To evaluate our business, we consider and use non-generally accepted accounting principles (Non-GAAP) net income (loss) and Adjusted EBITDA as a supplemental measure of operating performance.  These measures include the same adjustments that management takes into account when it reviews and assesses operating performance on a period-to-period basis.  We consider Non-GAAP net income (loss) to be an important indicator of overall business performance because it allows us to evaluate results without the effects of share-based compensation, rent expense paid with common stock, interest expense paid with common stock, and amortization of intangibles.  We define EBITDA as U.S. GAAP net income (loss) before interest income, interest expense, other income and expense, provision for income taxes, and depreciation and amortization.  We believe EBITDA provides a useful metric to investors to compare us with other companies within our industry and across industries.  We define Adjusted EBITDA as EBITDA adjusted for share-based compensation, and rent expense paid with stock.  We use Adjusted EBITDA as a supplemental measure to review and assess operating performance.  We also believe use of Adjusted EBITDA facilitates investors’ use of operating performance comparisons from period to period, as well as across companies.

In our May 3, 2016 earnings press release, as furnished on Form 8-K, we included Non-GAAP net loss, EBITDA and Adjusted EBITDA.  The terms Non-GAAP net loss, EBITDA, and Adjusted EBITDA are not defined under U.S. GAAP, and are not measures of operating income, operating performance or liquidity presented in analytical tools, and when assessing our operating performance, Non-GAAP net loss, EBITDA, and Adjusted EBITDA should not be considered in isolation, or as a substitute for net loss or other consolidated income statement data prepared in accordance with U.S. GAAP.  Some of these limitations include, but are not limited to:

●	EBITDA and Adjusted EBITDA do not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

●	they do not reflect changes in, or cash requirements for, our working capital needs;

●	they do not reflect the interest expense, or the cash requirements necessary to service interest or principal payments, on our debt that we may incur;

●	they do not reflect income taxes or the cash requirements for any tax payments;

●
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will be replaced sometime in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements;

●
while share-based compensation is a component of operating expense, the impact on our financial statements compared to other companies can vary significantly due to such factors as the assumed life of the options and the assumed volatility of our common stock; and

●	other companies may calculate EBITDA and Adjusted EBITDA differently than we do, limiting their usefulness as comparative measures.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using Non-GAAP net income (loss), EBITDA, and Adjusted EBITDA only as supplemental support for management’s analysis of business performance. Non-GAAP net income (loss), EBITDA and Adjusted EBITDA are calculated as follows for the periods presented.

Reconciliation of Non-GAAP Financial Measures

In accordance with the requirements of Regulation G issued by the SEC, we are presenting the most directly comparable U.S. GAAP financial measures and reconciling the unaudited Non-GAAP financial metrics to the comparable U.S. GAAP measures.

Reconciliation of U.S. GAAP Net Loss to Non-GAAP Net Loss
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
U.S. GAAP net loss	$(868)	$(1,170)
Share-based compensation	193	371
Amortization of rent expense paid in stock, net of deferred gain	57	57
Amortization of intangible assets	33	66
Amortization of interest expense paid in stock	23	-
Non-GAAP net loss	$(562)	$(676)

Reconciliation of U.S. GAAP Net Loss to EBITDA to Adjusted EBITDA
(Unaudited)

	Three Months Ended March 31,
	2016	2015
	(In thousands)
U.S. GAAP net loss	$(868)	$(1,170)
Depreciation and amortization	39	87
Interest expense	35	10
Interest and other income	(39)	(225)
Income tax provision	3	10
EBITDA	(830)	(1,288)
Share-based compensation	193	371
Amortization of rent expense paid in stock, net of deferred gain	57	57
Adjusted EBITDA	$(580)	$(860)

Contact:
Crexendo, Inc.
Steven G. Mihaylo
CEO
602-345-7777
Smihaylo@crexendo.com